Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Chris Manuel, Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com

O-I GLASS BUSINESS UPDATE

PERRYSBURG, Ohio (FEBRUARY 23, 2021) – O-I Glass, Inc. (NYSE: OI) today provided a business update in advance of management’s participation in the R.W. Baird 2021 Sustainability Conference on Wednesday February 24, 2021.

“The severe weather conditions that swept across the southern United States in recent weeks significantly impacted a number of our operations. Access to natural gas and electricity was curtailed which are key inputs for our business. As a result, the company temporarily idled eight facilities across Texas, Oklahoma and Mexico. While the situation was most acute in Texas, Mexico was also significantly impacted as Texas supplies natural gas to the country. In response, the O-I team took swift and proactive measures to preserve our asset base and minimize the impact of this unexpected situation. Understanding the situation remains very fluid, the company currently anticipates lower shipment and production levels as well as higher energy and transportation costs in these markets compared to original expectations for the first quarter of 2021,” said Andres Lopez, O-I Glass CEO.

“On an encouraging note, conditions are beginning to normalize, and we are working to quickly ramp up production at the affected plants. Excluding the impact of the severe weather, global shipments in February have been in-line with the prior year, despite continued pandemic related lockdowns in a few markets. This represents an improvement in demand trends from January which was impacted by supply chain adjustments. Likewise, very good operating conditions continue across our operations.”

“Prior to this event, our business performance was trending above our most recent first quarter 2021 guidance which reflected improving demand trends and solid operating performance. Considering this situation, management now expects first quarter global shipments (in tons) will be down slightly from 2020 levels and adjusted earnings1 will be below our previous guidance range of $0.32 to $0.37 per share. The company has not changed its full year business outlook at this stage and will continue to update the market as we gain greater clarity and events unfold,” concluded Lopez.

1 The company is unable to present a quantitative reconciliation of its forward-looking non-GAAP measure, adjusted earnings per share for the quarter ending March 31, 2021, to its most directly comparable GAAP financial measure, earnings from continuing operations attributable to the company, because management cannot reliably predict all of the necessary components of this GAAP financial measure without unreasonable efforts. Earnings from continuing operations attributable to the company includes several significant items, such as restructuring charges, asset impairment charges, charges for the write-off of finance fees, and the income tax effect on such items. The decisions and events that typically lead to the recognition of these and other similar items are complex and inherently unpredictable, and the amount recognized for each item can vary significantly. Accordingly, the company is unable to provide a reconciliation of adjusted earnings and adjusted earnings per share to earnings from continuing operations attributable to the company or address the probable significance of the unavailable information, which could be material to the company's future financial results.

About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 25,000 people across 72 plants in 20 countries,

O-I achieved revenues of $6.1 billion in 2020. Learn more about us:
o-i.com / Facebook / Twitter / Instagram / LinkedIn

The company routinely posts important information on its website – www.o-i.com/investors.

Forward-Looking Statements

This press release contains “forward-looking” statements related to O-I Glass, Inc. (“O-I Glass” or the “company”) within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (2) the company’s ability to obtain the benefits it anticipates from the Corporate Modernization, (3) risks inherent in, and potentially adverse developments related to, the Chapter 11 bankruptcy proceeding involving the company’s wholly owned subsidiary Paddock Enterprise, LLC (“Paddock”), that could adversely affect the company and the company’s liquidity or results of operations, including the impact of deconsolidating Paddock from the company’s financials, risks from asbestos-related claimant representatives asserting claims against the company and potential for litigation and payment demands against the company by such representatives and other third parties, (4) the amount that will be necessary to fully and finally resolve all of Paddock’s asbestos-related claims and the company’s obligations to make payments to resolve such claims under the terms of its support agreement with Paddock, (5) the company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the company’s operating efficiency and working capital management, achieving cost savings, and remaining well-positioned to address Paddock’s legacy liabilities, (6) the company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (7) the company’s ability to achieve its strategic plan, (8) the company’s ability to improve its glass melting technology, known as the MAGMA program, (9) foreign currency fluctuations relative to the U.S. dollar, (10) changes in capital availability or cost, including interest rate fluctuations and the ability of the company to refinance debt on favorable terms, (11) the general political, economic and competitive conditions in markets and countries where the company has operations, including uncertainties related to Brexit, economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, natural disasters, and weather, (12) the company’s ability to generate sufficient future cash flows to ensure the company’s goodwill is not impaired, (13) consumer preferences for alternative forms of packaging, (14) cost and availability of raw materials, labor, energy and transportation, (15) consolidation among competitors and customers, (16) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (17) unanticipated operational disruptions, including higher capital spending, (18) the company’s ability to further develop its sales, marketing and product development capabilities, (19) the failure of the company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (20) the ability of the company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (21) changes in U.S. trade policies, and the other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or the company’s other filings with the Securities and Exchange Commission.

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